UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 17, 2011

Potomac Bancshares, Inc.

(Exact Name of Registrant as Specified in Charter)

West Virginia

(State of Other Jurisdiction of Incorporation)

0-24958

(Commission File Number)

55-0732247

(IRS Employer Identification No.)

111 E. Washington St., PO Box 906, Charles Town WV 25414-0906

(Address of Principal Executive Offices) (Zip Code)

304-725-8431

Registrant’s telephone number, including area code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02.	Results of Operations and Financial Condition.

For Immediate Release February 17, 2011

Robert F. Baronner Jr., President and CEO of Potomac Bancshares, Inc., announced the following fourth quarter unaudited results for Potomac Bancshares, Inc., the one bank holding company for Bank of Charles Town located in Charles Town, West Virginia.

For the fourth quarter ended 12/31/10, Potomac Bancshares, Inc. generated net income of 12 cents per basic and diluted share which is equal to the net income generated per share for the fourth quarter of 2009. For the twelve months ended 12/31/10, total net income was $1.79 Million compared to a loss of $2.24 Million for the twelve months ended 12/31/2009. Basic and diluted earnings per share for the year ended 12/31/10 were 53 cents compared to a loss in 2009 of 66 cents per basic and diluted share. This represents the 5th consecutive quarter of profitability for the company as it continues to work through a challenged real estate market and overall poor economy.

For 2010, and in spite of the regulatory uncertainty caused by the Dodd-Frank Act, the bank was able to maintain fairly strong non-interest income levels of $4.08 Million for the year. Although this was actually down slightly from 2009 levels of $4.28 Million, it still compares very favorably to banks of similar size. Non-interest expense control was well managed as overhead was reduced about 11.7% or $1.3 Million from 2009 levels.

Credit quality as a result of the economic downturn is still a concern, but is moving in the right direction as evidenced by the reduction in foreclosed property expense, a reduced loan loss provision, and a declining net charge off rate. The bank continues to maintain a strong reserve for loan losses at $5.01 Million which is 2.29% of total loans and 224% of non-accruing loans. However, the real estate market appears not to have hit bottom which makes any type of sustained economic recovery problematic.

Both Tier One Leverage Capital and Total Risked Based Capital levels in 2010 improved over 2009 levels as evidenced by the table below. This has been accomplished through close monitoring of balance sheet size and temporarily suspending the dividend. A strong capital base is an essential foundation for weathering the current economy. As economic conditions improve, having sufficient capital to grow earnings is essential to resuming cash dividends to shareholders.

	Actual 12/31/10	Ratio	Actual 12/31/09	Ratio
Total Capital (to risk weighted assets)	30,798	14.24%	29,528	12.92%
Tier 1 Capital (to risk weighted assets)	28,065	12.97%	26,635	11.65%
Tier 1 Capital (to average assets)	28,065	9.36%	26,635	8.75%

It was recently announced that Macy’s is constructing a $150 Million distribution center in the Eastern Panhandle which will employ 1,200 full time workers and as many as 900 seasonal workers. This positive news for the panhandle will likely help the troubled real estate market and boost local employment.

POTOMAC BANCSHARES, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

December 31, 2010 and 2009

(in thousands, except share data)

	(unaudited) 2010	2009
ASSETS
Cash and due from banks	$3,669	$2,493
Interest-bearing deposits in other financial institutions	6,511	4,180
Federal funds sold	2,725	5,950
Securities available for sale, at fair value	42,690	34,313
Loans held for sale	76	97
Loans, net of allowance for loan losses of $5,012 in 2010 and $5,718 in 2009	214,238	228,993
Premises and equipment, net	8,270	8,726
Other real estate owned, net of valuation allowance of $95 in 2010 and $303 in 2009	6,563	5,632
Accrued interest receivable	960	952
Federal Home Loan Bank of Pittsburgh stock	765	805
Other assets	10,385	11,048

Total Assets	$296,852	$303,189

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Deposits
Noninterest-bearing	$26,695	$27,953
Interest-bearing	230,727	236,514

Total Deposits	$257,422	$264,467
Securities sold under agreements to repurchase	7,382	7,340
Federal Home Loan Bank advances	2,717	3,856
Accrued interest payable	361	405
Other liabilities	2,194	1,549
Commitments and contingent liabilities	—	—

Total Liabilities	$270,076	$277,617

STOCKHOLDERS’ EQUITY
Common stock, $1 per share par value; 5,000,000 shares authorized; 3,671,691 shares issued	$3,672	$3,672
Surplus	3,932	3,898
Undivided profits	23,725	21,931
Accumulated other comprehensive (loss), net	(1,687)	(1,063)

	$29,642	$28,438
Less cost of shares acquired for the treasury, 281,513 shares	2,866	2,866

Total Stockholders’ Equity	$26,776	$25,572

Total Liabilities and Stockholders’ Equity	$296,852	$303,189

POTOMAC BANCSHARES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

Years Ended December 31, 2010, 2009 and 2008

(in thousands, except per share data)

	(unaudited) 2010	2009	2008
Interest and Dividend Income:
Interest and fees on loans	$12,923	$13,801	$15,201
Interest on securities available for sale - taxable	755	933	1,415
Interest on securities available for sale - nontaxable	202	148	110
Interest on federal funds sold	3	7	249
Other interest and dividends	21	24	383

Total Interest and Dividend Income	$13,904	$14,913	$17,358

Interest Expense:
Interest on deposits	$3,972	$4,772	$6,162
Interest on securities sold under agreements to repurchase and federal funds purchased	84	148	255
Interest on Federal Home Loan Bank and Federal Reserve Bank advances	87	201	60

Total Interest Expense	$4,143	$5,121	$6,477

Net Interest Income	$9,761	$9,792	$10,881
Provision for Loan Losses	1,599	6,690	2,934

Net Interest Income after Provision for Loan Losses	$8,162	$3,102	$7,947

Noninterest Income:
Trust and financial services	$842	$758	$807
Service charges on deposit accounts	1,854	2,205	2,340
Visa/MC Fees	676	563	516
Cash surrender value of life insurance	235	238	240
Miscellaneous income	38	4	246
Gain (loss) on sale of real estate	—	—	(185)
Gain on sale of securities	—	42	—
Other operating income	431	471	391

Total Noninterest Income	$4,076	$4,281	$4,355

Noninterest Expenses:
Salaries and employee benefits	$4,731	$5,351	$5,146
Net occupancy expense of premises	648	570	542
Furniture and equipment expenses	783	948	933
Advertising and marketing	137	176	266
FDIC assessment	563	711	84
Printing, stationery and supplies	182	207	181
Communications	183	184	167
Foreclosed property expense	379	759	167
ATM and check card expense	291	326	313
Other operating expenses	1,867	1,827	1,788

Total Noninterest Expenses	$9,764	$11,059	$9,587

Income (Loss) Before Income Tax Expense (Benefit)	$2,474	$(3,676)	$2,715
Income Tax Expense (Benefit)	680	(1,436)	853

Net Income (Loss)	$1,794	$(2,240)	$1,862

Earnings (Loss) Per Share, basic and diluted	$.53	$(.66)	$.55

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POTOMAC BANCSHARES, INC.

/s/ Robert F. Baronner, Jr.
Robert F. Baronner, Jr., President and CEO
February 17, 2011

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